Preliminary Offering Circular dated August 20, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Sky Limit Venture, Corp.

$20,000,000

20,000,000 SHARES OF COMMON STOCK

$1.00 PER SHARE

This is the public offering of securities of Sky Limit Venture, Corp., a California corporation. We are offering up to 20,000,000 shares of our Common Stock, par value $0.001 ("Common Stock"), at an offering price of $1.00 per share (the "Offered Shares") by the Company. This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 10,000 Offered Shares ($10,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is not publicly traded.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$1.00	$20,000,000.00
Underwriting Discounts and Commissions (3)	$0	$0
Proceeds to Company (4)	$1.00	$20,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution” – Continuous Offering.

(2)

This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, which will be approximately $50,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $1.00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Sky Limit Venture, Corp.", “SKY LIMIT”, "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Sky Limit Venture, Corp.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us and our perception and interpretation thereof, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We urge you to read this Offering Circular in its entirety and not place undue reliance on forward-looking statements. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements revising and/or updating our forward-looking statements if events occur or circumstances change.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Sky Limit Venture, Corp. (the “Company”, “SKYL”, “Sky Limit”) was incorporated May 24, 2016, under the laws of the State of California. The Company was formed for the sole purpose of renewable energy, solar panel and energy storage installation, research and development.

Sky Limit Venture Corp provides a variety of clean energy solutions for residential and commercial customers. It is also focusing on research and development of recycled electric vehicle lithium batteries. It is developing a process to improve and repurpose these batteries for outdoor use. The company is in the midst of designing and building a technology application to monitor lithium batteries to measure the power being generated. This monitoring technology will provide customers a peace of mind that their equipment is producing, electricity as desired. We strive to become a comprehensive source for our customers clean and efficient energy needs.

Sky Limit Venture Corp is involved in every step of the renewable energy process, including sales, design, permitting, development, installation, construction, and repairs. Our customers can choose from a variety of financing options including PPA and Lease programs. The company continues to expand its services to offer a one stop contractor. Providing customer convenience of coordinating with one contractor vs multiple contractors. The company services include installation of residential and commercial solar photovoltaic systems, electric vehicle charging stations, installation of new roofing, re-roofing, solar roof, installation of energy generation and battery storage. Additionally, the company is continuing research and development of recycled electric vehicle lithium batteries to repurpose for outdoor use. It is also creating an application to monitor the battery life span for equipment failures.

On May 26, 2021, the Company increased the number of authorized shares of stock from 1,000,000 to 1,000,000,000, with the California Secretary of State.

On July 7, 2021, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of California, which, among other things, authorized 1,000,000 shares out of our 1,000,000,000 shares authorized as preferred shares and established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) as well as designating a par value of $0.001 to the Common Stock.

Among other provisions, each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 80,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 1,632,583 from the following calculation: (0.019607 x 80,000,000) / 0.49) – (0.019607 x 80,000,000) = 1,632,583).

One Hundred-One (101) shares of Series A Preferred Stock were authorized and One Hundred-One (101) shares of Series A Preferred Stock were issued to our CEO, Mark Senelath.

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

On August 5, 2021, the Company, with the approval of a majority of its shareholders completed a forward split of the Company’s common stock. The Company split and converted all of the issued and outstanding shares of the Corporation's $0.001 par value common stock on an Eight Thousand (8,000) to One (1) basis to increase the number of issued and outstanding shares of the Corporation's common stock from 10,000 to 80,000,000 shares. The Company has filed the forward split with the California Secretary of State.

Sky Limit Venture, Corp., headquarters is located at 1938 Tyler Ave., Unit C, South El Monte, CA 91733. The Company phone number is 626-434-9606. Our website is www.skylimitenergy.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock does not currently have a public market on which it trades.

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THE OFFERING

Issuer:	Sky Limit Venture, Corp.

Securities offered:	A maximum of 20,000,000 shares of our common stock, par value $0.001 ("Common Stock") at an offering price of $1.00 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	80,000,000 issued and outstanding as of August 17, 2021.

Number of shares of Common Stock to be outstanding after the offering	100,000,000 shares if the maximum amount of Offered Shares are sold.

Price per share:	$1.00

Maximum offering amount:	20,000,000 shares at $1.00 per share, or $20,000,000 (See “Distribution.”).

Trading Market:	Our Common Stock is not currently publicly traded.

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $19,950,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our potential customers or other potential business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business plans, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company has had profits of $196,607 based off of revenues of $4,218,032 for the year ended December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

As reflected in the accompanying  consolidated financial statements, for the year ended December 31, 2020, the Company had:

•	Net income of $196,607; and
•	Net cash used in operations was $299,566

Additionally, at December 31, 2020, the Company had:

•	Accumulated deficit of $1,003,259
•	Stockholders’ deficit of $626,108; and
•	Working capital deficit of $305,541

The Company has cash on hand of $190,790 at December 31, 2020. The Company expects to generate sufficient revenues and positive cash flows from operations sufficiently to meet its current obligations.  However, the Company may seek to raise debt or equity based capital at favorable terms, though such terms are not certain.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

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Risks Relating to Our Financial Condition

Our management has nominal experience operating small companies that are subject to the risks commonly encountered by early-stage companies.

Management of Sky Limit Venture, Corp. has minimal experience in operating small companies. Many investors may treat us as an early-stage company. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

-risks that we may not have sufficient capital to achieve our growth strategy;

-risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

-risks that our growth strategy may not be successful; and

-risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have begun expanding operations in our business and have been generating revenue through the sale and installation of our products and services, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the solar panel installation, energy storage industries, which are rapidly transforming. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have begun to achieve a profit but may not maintain profits in the near future, if at all.

We have produced a net profit of $196,607 for the year ended December 31, 2020, but we may not maintain profitability in the near future. While we have achieved profitability, we cannot be certain that we will be able to maintain growth or continue to receive sufficient revenue to sustain profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to expand marketing, update our website, add to our inventory, add employees, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of renewable energy, installing solar panels, energy storage solutions and developing energy storage systems and other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Risks Relating to our Common Stock and Offering

The Common Stock is illiquid, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has no trading market, and is illiquid, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to, institutional investors and others in the investment community that generate or influence sales, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 1,000,000,000 shares of common stock. We have issued and outstanding, as of August 17, 2021, 80,000,000 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Because directors and officers currently and for the foreseeable future will continue to control Sky Limit Venture, Corp., it is not likely that you will be able to elect directors or have any say in the policies of Sky Limit Venture, Corp.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Sky Limit Venture, Corp. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on renewable energy technology, solar panels, energy storage and energy production related industry participants, including manufacturers, installation, distributors, retailers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn enough revenue to make a net profit.

We have a small existing brand identity and minimal brand loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting more customers for our products and services that we offer. In order to attract more customers to our services and products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

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Our current or future manufacturers could fail to fulfill our orders for solar energy systems, which would disrupt our business, increase our costs, and could potentially cause us to lose our market.

We currently depend on contract manufacturers in China to produce our solar panels. These manufacturers could fail to produce the solar panel system to our specifications or in a workmanlike manner and may not deliver the systems on a timely basis. Our manufacturers must also obtain inventories of the necessary parts and tools for production. Our manufacturers and their suppliers operate in China. As a result, our manufacturers may be subject to business risks that fall outside our control, including but not limited to, political, currency, and regulatory risks, each of which may affect the manufacturer’s ability to fulfill our orders for solar energy systems. In addition, weather or natural disasters in China could disrupt our supply of product. Any change in manufacturers could disrupt or delay our ability to fulfill orders for solar energy systems while we search for alternative supply sources, provide specifications, and test initial production. Our business prospects, results of operations and financial condition would be materially and adversely affected.

In the event we are not successful in reaching our revenue targets, additional funds may be required.

We may not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we may be forced to suspend or cease operations. Management intends to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

The industry in which we operate is highly fragmented and competitive and we face competition from numerous, renewable energy and solar panel retailers and installers as well as companies that offer other renewable energy solutions.

We will compete with numerous solar panel, and energy storage manufacturers and distributors as well as other companies that offer the same or similar services or products. It is certain that some of these competitors have better access in certain markets, an enhanced ability to customize products to certain regions and complete established local distribution channels. Although we are confident about the advantages of the services and products that we offer, there are a number of manufacturers already manufacturing similar products in large scale and we cannot provide any assurances that there will not be new market entrants with similar products in the future. Furthermore, increased world trade has led to increased foreign competition; international producers and traders import products into the United States that generally of similar quality than those produced by US manufacturers. If they are localized and become familiar with the products we acquire from our suppliers, we may face additional competition. If we are not successful in our marketing and advertising, diversifying our distribution channel, improving awareness of our brand, our revenue growth may be limited.

Our competitors, due to their greater size and resources, are more capable of withstanding downturns in our industry. In addition, due to the low barrier of entry of our industry, it is likely that in the future more competitors will emerge and competition will likely be intensified.

While we are attempting to generate greater revenues, our cash position may not be enough to support our daily operations.

Management intends to raise additional funds by way of a public offering or additional private offerings, by the exercise of outstanding warrants, or by alternative methods. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

We may not be able to compete with other renewable energy companies, almost all of whom have greater resources and experience than we do.

Mostly all of our competitors have significantly greater financial, marketing and other resources, broader product lines outside of renewable energy solutions, such as the installation, development, construction of clean energy solutions, and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to: adapt to changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure to accept customer concerns; take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products and services; and adopt more aggressive pricing policies.

Our ability to adapt to industry changes in technology, or market circumstances, may drastically change the business environment in which we operate.

If we are unable to recognize these changes in good time, are late in adjusting our business model, or if circumstances arise such as pricing actions by competitors, then this could have a material adverse effect on our growth ambitions, financial condition and operating results.

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The cost of maintenance or repair of solar energy systems or energy storage systems throughout the term of the associated solar service agreement, or the removal of solar energy systems at the end of the term of the associated solar service agreement, may be higher than projected today and adversely affect our financial performance and valuation.

If we incur repair and maintenance costs on our solar energy systems or energy storage systems after the individual component warranties have expired, and if they then fail or malfunction, we will be liable for the expense of repairing these systems without a chance of recovery from our suppliers. In addition, we typically bear the cost of removing the solar energy systems at the end of the term of the solar lease or power purchase agreement if the customer does not renew his or her agreement or elect to purchase the system at the end of its term. Furthermore, it is difficult to predict how future environmental regulations may affect the costs associated with the repair, removal, disposal or recycling of our solar energy systems. This could materially impair our future operating results.

We do not directly control certain costs related to our business, which could put us at a disadvantage relative to companies who have a vertically integrated business model.

We do not have direct control over the costs our suppliers charge for the components of our solar energy systems and energy storage systems, or the costs to our dealers of installing and marketing such products. This may lead us to charge higher prices for our solar energy systems and energy storage systems than our competitors with a vertically integrated business model, causing us to be unable to maintain or increase market share.

We may be unsuccessful in introducing new service and product offerings, including our distributed energy storage services and energy storage management systems.

We intend to introduce new offerings of services and products to both new and existing customers in the future, including battery-based distributed energy storage services and energy storage management systems, home automation products and additional home technology solutions. We may be unsuccessful in significantly broadening our customer base through the addition of these services and products within our current markets or in new markets we may enter. Additionally, we may not be successful in generating substantial revenue from any additional services and products we may introduce in the future and may decline to initiate new product and service offerings.

Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant monetary penalties, operational delays and adverse publicity.

The installation and ongoing operations and maintenance of solar energy systems and energy storage systems requires individuals hired by us, our dealers or third-party contractors, potentially including our employees, to work at heights with complicated and potentially dangerous electrical systems. The evaluation and modification of buildings as part of the installation process requires these individuals to work in locations that may contain potentially dangerous levels of asbestos, lead, mold or other materials known or believed to be hazardous to human health. There is substantial risk of serious injury or death if proper safety procedures are not followed. Our operations are subject to regulation under the U.S. Occupational Safety and Health Act (“OSHA”), the U.S. Department of Transportation (“DOT”) regulations and equivalent state and local laws. Changes to OSHA or DOT requirements, or stricter interpretation or enforcement of existing laws or regulations, could result in increased costs. If we fail to comply with applicable OSHA or DOT regulations, even if no work-related serious injury or death occurs, we may be subject to civil or criminal enforcement and be required to pay substantial penalties, incur significant capital expenditures or suspend or limit operations. Because individuals hired by us or on our behalf to perform installation and ongoing operations and maintenance of our solar energy systems and energy storage systems, including our dealers and third-party contractors, are compensated on a per project basis, they are incentivized to work more quickly than installers that are compensated on an hourly basis. While we have not experienced a high level of injuries to date, this incentive structure may result in higher injury rates than others in the industry and could accordingly expose us to increased liability. Individuals hired by or on behalf of us may have workplace accidents and receive citations from OSHA regulators for alleged safety violations, resulting in fines. Any such accidents, citations, violations, injuries or failure to comply with industry best practices may subject us to adverse publicity, damage our reputation and competitive position and adversely affect our business.

A failure to comply with laws and regulations relating to interactions by us or our dealers with current or prospective residential customers could result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance.

Our business substantially focuses on solar service agreements and transactions with residential customers. We and our dealers must comply with numerous federal, state and local laws and regulations that govern matters relating to interactions with residential consumers, including those pertaining to consumer protection, marketing and sales, privacy and data security, consumer financial and credit transactions, mortgages and refinancing’s, home improvement contracts, warranties and various means of customer solicitation. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may initiate investigations, expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we and our dealers do business, acquire customers, and manage and use information collected from and about current and prospective customers and the costs associated therewith.

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Our insurance may be insufficient to cover relevant risks and the cost of our insurance may increase.

Our business is exposed to the inherent risks in the markets in which we operate. Although we seek to obtain appropriate insurance coverage in relation to the principal risks associated with our business, we cannot guarantee that such insurance coverage is, or will be, sufficient to cover all of the possible losses we may face in the future. If we were to incur a serious uninsured loss or a loss that significantly exceeded the coverage limits established in our insurance policies, the resulting costs could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, our insurance policies are subject to review by our insurers. If premiums were to increase in the future or certain types of insurance coverage were to become unavailable, we might not be able to maintain insurance coverage comparable to those that are currently in effect at comparable cost, or at all. If we were unable to pass any increase in insurance premiums on to our customers, such additional costs could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by man-made problems such as power disruptions or terrorism.

Our corporate headquarters are located in Southern California, a region known for seismic activity. A significant natural disaster, such as an earthquake, fire or a flood, occurring at our headquarters, at one of our other potential facilities or where a supplier is located could have a material adverse effect on our business, operating results and financial condition. In addition, natural disasters and acts of terrorism could cause disruptions in our or our customers’ businesses, national economies or the world economy as a whole. We also rely on IT systems to communicate among our workforce located worldwide and, in particular, our research and development activities that are coordinated between our corporate headquarters in El Monte, California and our operations in other states and countries. Any disruption to our internal communications, whether caused by a natural disaster or by man-made problems, such as power disruptions or terrorism, could delay our research and development efforts. To the extent that these disruptions result in delays or cancellations of customer orders or delays in our research and development efforts or the deployment of our solutions, our business and operating results would be materially and adversely affected.

The global increase in security threats and higher levels of professionalism in computer crime have increased the importance of effective IT security measures, including proper identity management processes to protect against unauthorized systems access.

Our systems, networks, products, solutions and services remain potentially vulnerable to attacks, which could potentially lead to the leakage of confidential information, improper use of our systems and networks, which could in turn materially adversely affect our financial condition and operating results.

We rely on the attraction and retention of talented employees.

Attracting and retaining talented employees in sales and marketing, research and development, finance and general management, as well as of specialized technical personnel, is critical to our success and could also result in business interruptions. There can be no assurance that we will be successful in attracting and retaining all the highly qualified employees and key personnel needed in the future.

In order to develop additional revenues and further our current products, we have plans to invest in product(s) that are synergistic with our current products.

Investing in these products’ adaptive technologies or business models may or may not be successful. They may not be timely nor cost-effective, and there is no assurance the desired results will be achieved. We may need to increase our inventory levels, increase our accounts receivables, and be exposed to bad debt and obsolete inventory, and this would negatively impact our operations and balance sheet.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our services and products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products or increased demand for our services. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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We may be unable to keep pace with changes in the industries that we compete in and advancements in technology as our business and market strategy evolves.

As changes in the industries we compete in occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, better and more beneficial products. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Relating to the Internet

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website as well as to maintain corporate communications. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $50,000) will be $19,950,000. We will use these net proceeds for the following:

Shares Offered (% Sold)	20,000,000 Shares Sold (100%)	15,000,000 Shares Sold (75%)	10,000,000 Shares Sold (50%)	5,000,000 Shares Sold (25%)
Gross Offering Proceeds	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Approximate Offering Expenses (1)
Misc. Expenses	15,000	15,000	15,000	15,000
Legal and Accounting	35,000	35,000	35,000	35,000
Total Offering Expenses	50,000	50,000	50,000	50,000
Total Net Offering Proceeds	19,950,000	14,950,000	9,950,000	4,950,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	1,500,000	1,100,000	500,000	350,000
Rent, Utilities, Office Expenses	200,000	175,000	137,500	75,000
Inventory	1,000,000	750,000	375,000	200,000
Vehicles	7,500,000	5,625,000	3,812,500	1,925,000
Marketing and Advertising	6,300,000	4,725,000	2,737,500	1,575,000
Research and Development: Batteries	1,500,000	1,125,000	1,125,000	375,000
Research and Development: Software	1,500,000	1,125,000	1,125,000	375,000
Working Capital	450,000	325,000	137,500	75,000

Total Principal Uses of Net Proceeds	19,950,000	14,950,000	9,950,000	4,950,000
Amount Unallocated	0	0	0	0

(1)	Offering expenses have been rounded to $50,000.

(2)	Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2020, was $(626,108) or $(0.008) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $50,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$1.00	$1.00	$1.00	$1.00
Historical net tangible book value per share as of December 31, 2020 (1)	(0.008)	(0.008)	(0.008)	(0.008)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(0.201)	(0.159)	(0.111)	(0.059)
Net tangible book value per share, after this offering	0.193	0.151	0.104	0.051
Dilution per share to new investors	0.807	0.849	0.896	0.949

(1)	Based on net tangible book value as of December 31, 2020, of $(626,108) and 80,000,000 outstanding shares of Common stock as of December 31, 2020.
(2)	After deducting estimated offering expenses of $50,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion, twelve months after shares can be sold or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had $4,218,032 and $3,137,446 in revenues from operations for the years ended December 31, 2020 and 2019. The Company generates revenue from the design and installation of solar power systems and accessories.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to expand its services to further its goal of becoming a one stop contractor. Providing customer convenience of coordinating with one contractor vs multiple contractors. The company services include installation of residential and commercial solar photovoltaic systems, electric vehicle charging stations, installation of new roofing, re-roofing, solar roof, installation of energy generation and battery storage.

The Company expects to increase the number of employees at the corporate level, as warranted.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Results for the years ended December 31, 2020 and 2019.

Working Capital	December 31, 2020 $	December 31, 2019 $
Cash	190,790	52,730
Current Assets	190,790	52,730
Current Liabilities	496,331	839,341
Working Capital (Deficit)	(305,541)	(786,611)

Cash Flows	December 31, 2020 $	December 31, 2019 $
Cash Flows from (used in) Operating Activities	(299,655)	96,067
Cash Flows from (used in) Investing Activities	(5,000)	(6,000)
Cash Flows from (used in) Financing Activities	442,626	(61,072)
Net Increase (decrease) in Cash During Period	138,060	28,995

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Revenues

The Company’s revenues were $4,218,032 for the year ended December 31, 2020, as compared to $3,137,446 the year ended 2019. Revenues increased year over year primarily due to obtaining a larger volume of contracts in 2020.

Cost of Revenues

The Company’s cost of revenues was $3,146,738 for the year ended December 31, 2020, as compared to $3,197,994 the year ended 2019. Costs remained similar year over year and primarily include supplies and materials.

Gross Profit

For the year ended December 31, 2020 the Company’s gross profit was $1,071,294 as compared to a gross loss of $(60,548) for the year ended December 31, 2019.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and employees compensations. For the year ended December 31, 2020, general and administrative expenses were $854,591 as compared to $618,883 for the year ended December 31, 2019.

Other Expense

Other expense consisted of interest expense of $19,575 and amortization of debt discount of $521, for the year ended December 31, 2020 as compared to $5,523 for the year ended December 31, 2019 .

Net Income (Loss)

Our net income for the year ended December 31, 2020, was $196,607, as compared to a net loss of $(684,954) for the year ended December 31, 2019. The net income was mainly attributable to our cost of revenues decreasing by $51,256, while our revenues increased by $1,080,586, and is further influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and further expand its business. Since its inception, the Company has been mainly funded by related and third parties through capital investment and borrowing of funds.

At December 31, 2020, the Company had total current assets of $190,790. Current assets consist primarily of cash.

At December 31, 2020, the Company had total current liabilities of $496,331. Current liabilities consisted primarily of accounts payable and accrued expenses, notes payable, and contract liabilities (deferred revenue).

We had negative working capital in the amount of $305,541 and $786,611 as of December 31, 2020 and December 31, 2019, respectively.

Cashflow from Operating Activities

During the years ended December 31, 2020 and 2019, there was cash used in operating activities in the amounts of $(299,566) and $96,067, respectively. Operating cash flows consist primarily of changes related to contract liabilities (deferred revenue).

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Cashflow from Investing Activities

There was $5,000 cash used in investing activities for the year ended December 31, 2020 as compared to $6,000 for the year ended December 31, 2019. In both years the cash outflows related to cash paid to acquire vehicles.

Cashflow from Financing Activities

During years ended December 31, 2020 and 2019, cash provided by financing activities was $442,626 and $(61,072), respectively. Cash flows from financing activities consisted primarily of cash proceeds from the issuance of debt, repayments of debt and owner contributions and distributions.

Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying  consolidated financial statements, for the year ended December 31, 2020, the Company had:

•	Net income of $196,607; and
•	Net cash used in operations was $299,566

Additionally, at December 31, 2020, the Company had:

•	Accumulated deficit of $1,003,259
•	Stockholders’ deficit of $626,108; and
•	Working capital deficit of $305,541

The Company has cash on hand of $190,790 at December 31, 2020. The Company expects to generate sufficient revenues and positive cash flows from operations sufficiently to meet its current obligations.  However, the Company may seek to raise debt or equity based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve month period subsequent to the date that these consolidated financial statements are issued. The  consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the  consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execute business operations during fiscal year December 31, 2021,
•	Pursuing additional capital raising opportunities,
•	Continuing to explore and execute prospective partnering or distribution opportunities; and
•	Identifying unique market opportunities that represent potential positive short-term cash flow.
•	Expand product and services offerings to a larger surrounding geographic area.

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Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan.

Since inception, we have financed our cash flow requirements through issuance of common stock, loans from related and third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model, marketing and websites, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Use of Estimates

Preparing consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

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Revenue Recognition

The Company generates revenue from the design and installation of solar power systems. The Company recognizes revenue according to ASC 606, Revenue from Contracts with Customers. When the customer obtains control over the promised goods or services, the Company records revenue in the amount of consideration that can be expected to be received in exchange for those goods and services.

The Company applies the following five-step model to determine revenue recognition:

•	Identification of a contract with a customer
•	Identification of the performance obligations in the contact
•	Determination of the transaction price
•	Allocation of the transaction price to the separate performance allocation
•	Recognition of revenue when performance obligations are satisfied

The Company only applies the five-step model when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.  At contract inception and once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct.  The Company sells solar power systems to residential customers in Southern California. Generally, the cycle from contract inception to project completion is typically one to three months.

The Company’s contracts contain a single performance obligation (installation of solar systems), as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct, as a result, the entire transaction price is allocated to this single performance obligation.

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. Accordingly, the Company recognizes revenues when the customer obtains control of the Company’s products and services, which occurs upon both city and utility inspections being completed, at this time, the customer has permission to operate their solar system.

Our customer contracts generally have performance obligations which are satisfied at a point in time. The performance obligation is for the delivery of the stand-alone solar power systems and related installation services. Customer contracts are generally fixed-price purchase order fulfillment contracts, and the transaction price is in the contract. Revenue is recognized when obligations under the terms of the contract with our customer are satisfied

For our contracts with customers, payment terms vary as follows:

1.	Finance companies
a.

Up to 80% of the contract price, as funded through an unrelated finance company, upon the completion of a solar system installation. Amounts remitted to the Company are net of dealer fees, which is the amount recognized as earned revenues.

	b.	The balance due upon successful city and utility inspections.

2.	Customer self-pay
	a.	Up to 50% of the contract price received at the completion of a solar system installation.
	b.	The balance due upon successful city and utility inspections.

The Company has contract liabilities or deferred revenue. The Company will recognize revenue when the performance obligation is met.

The Company does not offer any price concessions or rebates.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our  financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Measurement of Credit Losses on Financial Instruments, which supersedes current guidance by requiring recognition of credit losses when it is probable that a loss has been incurred. The new standard requires the establishment of an allowance for estimated credit losses on financial assets including trade and other receivables at each reporting date. The new standard will result in earlier recognition of allowances for losses on trade and other receivables and other contractual rights to receive cash. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842), which extends the effective date of Topic 326 for certain companies until fiscal years beginning after December 15, 2022. The new standard will be effective for the Company in the first quarter of fiscal year beginning January 1, 2023, and early adoption is permitted. The Company has not completed its review of the impact of this standard on its consolidated financial statements. However, management does not expect that the adoption of this standard will have a material effect on the Company’s consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30, before that time, we would cease to be an "emerging growth company" as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only a semi-annual report, annual report and an exit report, rather than annual and quarterly reports.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

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Sky Limit Venture, Corp.

Corporate History

Sky Limit Venture, Corp. (the “Company”, “SKYL”, “Sky Limit”) was incorporated May 24, 2016, under the laws of the State of California. The Company was formed for the sole purpose of solar panel and energy storage installation, research and development.

On May 26, 2021, the Company increased the number of authorized shares of stock from 1,000,000 to 1,000,000,000, with the California Secretary of State.

On July 7, 2021, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of California, which, among other things, authorized 1,000,000 shares out of our 1,000,000,000 shares authorized as preferred shares and established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) as well as designating a par value of $0.001 to the Common Stock.

Among other provisions, each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 80,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 1,632,583 from the following calculation: (0.019607 x 80,000,000) / 0.49) – (0.019607 x 80,000,000) = 1,632,583).

One Hundred-One (101) shares of Series A Preferred Stock were authorized and One Hundred-One (101) shares of Series A Preferred Stock were issued to our CEO, Mark Senelath.

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

On August 5, 2021, the Company, with the approval of a majority of its shareholders completed a forward split of the Company’s common stock. The Company split and converted all of the issued and outstanding shares of the Corporation's $0.001 par value common stock on an Eight Thousand (8,000) to One (1) basis to increase the number of issued and outstanding shares of the Corporation's common stock from 10,000 to 80,000,000 shares. The Company has filed the forward split with the California Secretary of State.

Sky Limit Venture, Corp., headquarters is located at 1938 Tyler Ave., Unit C, South El Monte, CA 91733. The Company phone number is 626-434-9606.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

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Our Business Overview

Sky Limit Venture Corp., provides a variety of clean energy solutions for residential and commercial customers. It is also focusing on research and development of recycled electric vehicle lithium batteries. It has developed a process to improve and repurpose these batteries for outdoor use. The company is amid designing and building a technology application to monitor lithium batteries to measure the power being generated. We are working on this monitoring application to provide customers peace of mind that their equipment is producing electricity. We strive to become a comprehensive source for our customers clean and efficient energy needs.

Sky Limit Venture Corp., is involved in every step of the process, including sales, design, permitting, development, installation, construction, and repairs. Our customers can choose from a variety of financing options including PPA and Lease programs. The company continues to expand its services to offer a one stop contractor. Providing customer convenience of coordinating with one contractor vs multiple contractors. The company services include installation of residential and commercial solar photovoltaic systems, electric vehicle charging stations, installation of new roofing, re-roofing, solar roof, installation of energy generation and battery storage. Additionally, the company is continuing research and development of recycled electric vehicle lithium batteries to repurpose for outdoor use. It is also creating an application to monitor the battery life span for equipment failures.

We provide customers with the opportunity to power their homes with solar energy. We are able to offer savings to our solar-only customers compared to utility-based retail rates with little to no up-front expense on the part of the customer, and we are able to provide energy resiliency and reliability to our solar plus energy storage customers through energy storage technology. We do all of this under long-term solar and solar plus energy storage service agreements with our customers, which provide us with predictable, contracted cash flows.

The services we provide are integral to our customers’ value proposition. These include operations and maintenance, monitoring, repairs and replacements, equipment upgrades, onsite power optimization for the customer (for both supply and demand), the ability to efficiently switch power sources among the solar panel, grid and energy storage system, as appropriate, and diagnostics.

Residential Solar Power System Design and Installation

We currently provide marketing, sales, design, construction, installation, maintenance, support and related solar power system services to residential and commercial customers in the United States in locations in which the economics are favorable to solar power. We will provide our customers with a single point of contact for their system design, engineering work, building permit, rebate approval, utility hookup and subsequent maintenance.

We will concentrate on the design and integration of grid-tied solar power systems. These systems are electrically connected to the utility grid so that excess energy produced during the day flows backwards through the utility’s electric meter, actually running the electric meter backwards. The meter will run backwards when the power produced by the solar system is greater than the power needs of the structure. During the evenings or on cloudy days, energy is drawn from the grid normally and the meter runs forwards. Most utilities serving the areas in which we install systems allow for “net metering.” Customers on net metering only pay for the net amount of energy they consume during the year, essentially getting full retail credit for the energy they transmit back onto the utility grid during the day.

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Energy Storage Systems.

Our proposed energy storage systems increase our customers’ independence from the centralized utility and provide on-site backup power when there is a grid outage due to storms, wildfires, other natural disasters and general power failures caused by supply or transmission issues. In addition, at times it can be more economic to consume less energy from the grid or, alternatively, to export solar energy back to the grid. Recent technological advancements for energy storage systems allow the system to adapt to pricing and utility rate shifts by controlling the inflows and outflows of power, allowing customers to increase the value of their solar plus storage system. The energy storage system will charge during the day, making the energy it stores available to the home when needed. It will also feature software that can customize power usage for the individual customer, providing backup power, optimizing solar energy consumption vs. grid consumption or preventing export to the grid as appropriate. The software is going to be tailored based on utility regulation, economic indicators and grid conditions. The combination of energy control, increased energy resilience and independence from the grid is strong incentive for customers to adopt solar and energy storage. As energy storage systems and their related software features become more advanced, we expect to see increased adoption of energy storage systems.

We believe that integrated energy storage systems enhance the reliability, resiliency and predictability of home solar energy in certain markets, increasing the overall value proposition to consumers. We expect customer demand for our future energy storage products, to increase over time. We also expect continued requests by our customers that we retrofit their existing solar energy systems energy storage service to provide more resiliency.

Products

Sky Limit Venture Corp offers competitive pricing and variety of services and product lines:

•	Solar photovoltaic installation and repair
•	Electrical vehicle charging station installation
•	Electrical wiring or re-wiring installation
•	Energy efficiency roofing installation
•	Solar roof and re-roof installation
•	Energy storage installation
•	Sales of Lease, Loan and PPA products up to 25 years
•	Generator installation and repair
•	Research and develop recycled electric vehicle lithium batteries
•	Repurpose recycled battery for outdoor use
•	Training facility for internal and external personnel and businesses

The company is in the midst of a process patent for the use of recycled electric vehicle batteries with goals of utilizing a technology application to monitor battery production and leverage data for improvements.

Our solar installation workmanship covers up to 25 years and roofing up to 50 years to provide our customers peace of mind.

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Markets and Marketing

The renewable energy market involves suppliers, distributors, manufacturers, and contractors; therefore, Sky Limit Venture Corp., has established and maintains loyal business relationships with all parties. Our relationships have allowed the company to provide high quality materials at competitive prices for our customers. Consequently, Sky Limit Venture Corp., is highly competitive and provides added value to our Customers.

The renewable energy sector in California and Nevada markets are currently mandating (1) 50% renewable portfolio standard by year 2030. California is leading the way with the most solar installation of 27,897.04MW, whereas Nevada is 3,587.32MW based on SEIA/Wood Mackenzie Power & Renewables U.S. Solar Market Insight 2020 Q3. (2) Both states are to be carbon free by the year 2045 for California and 2050 Nevada. (3) California also mandating zero emission by year 2035, which means no more gas, diesel and CNG engine vehicles. These are just a few named states that are adopting the clean energy movement. Arizona, Texas, Florida, New Jersey, South Carolina are also strong contributors.

Technology for solar modules and battery storage is constantly advancing, making it more affordable to create a more clean and sustainable Energy. Renewable Energy is one of the fastest growing industry worldwide. Showing continued growth from solar photovoltaic systems to electrification of vehicles. Due to the ever-changing climate, we strive to stay relevant and adapt to ongoing environmental and regulatory changes and continuing to expand our business model to branch out with complimentary services.

We found that customer experiences with contractors typically have a negative connotation. We want to change this perception. After many published sources about how customers do not trust contractors for many reasons, the CEO of Sky Limit Venture Corp., is developing a strategic plan to overcome this issue.

Market Opportunity

The utility-based electricity sector is being disrupted as distributed solar technology offers homeowners the option to generate solar energy on-site at the point of consumption while lowering their energy costs and reducing their environmental footprint. Residential solar is the fastest growing segment of the distributed solar market. The number of residential solar energy systems in the United States is expected to increase from approximately 19.2 GW installed in 2020 to an estimated 324 GW being installed over the next 10 years. In order to meet the clean energy goals set by industry and the Biden administration the annual installs will need to grow to more than 80 GW by 2030, with cumulative totals nearing 600 GW by the end of the decade, according to Solar Energy Industry Association (“SEIA”) (www.seia.org/solar-industry-research-data).

Growth in the residential solar market has been driven in part by the introduction of third-party ownership of residential solar systems through power purchase agreements or lease arrangements that allow the homeowner to benefit from governmental incentives and tax credits without burdening the homeowner with the upfront capital expenditure of purchasing a solar energy system. Recently there has been increased customer demand to own the solar energy system, which in turn has led to innovative financing solutions through various contract structures that offer a homeowner the option to purchase a solar energy system through third-party loan financing. In such a loan offering, a homeowner may or may not receive ongoing operating, maintenance and monitoring services from their installer, similar to those customary in power purchase agreements and lease arrangements.

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Declining Capex Costs for Residential Solar

Rooftop residential solar has benefited from a rapid decline in costs. According to SEIA, the cost of a residential solar system has dropped more than 70% over the last decade. Prices in the fourth quarter of 2020 were at their lowest levels in history, across all market segments. SEIA goes on further to state that the pre-incentive price of an average sized residential system has dropped from $40,000 in 2010 to roughly $20,000 in 2021, with recent utility-scale prices ranging from $16/MWh - $35/MWh, which is competitive with all other forms of generation. (www.seia.org/solar-industry-research-data).

Developments in Energy Storage Solutions

Recent developments in energy storage technology and power usage management may reduce the variability of solar energy availability to the customer. As advances in technology cause the price of energy storage systems to decline, more customers will be able to afford such systems. Including energy storage with the customer’s solar energy system allows the power generated by the solar energy system to be available to the customer on a more consistent basis. In addition, the general availability of power sourced from the battery, coupled with the variability of utility rates for power based on time-of-day, means that, depending on the time of day, it may be more cost-efficient for the customer to draw energy from the energy storage system or the utility grid (or vice versa). As the technology governing the energy storage system improves, we expect these existing cost-saving mechanisms will allow for a better matching of supply and demand based on the customer’s energy usage. The ability to store energy may reduce the industry’s reliance on net energy metering policies, thereby expanding the addressable market for residential solar. In addition, energy storage system costs have declined due to technology improvements, manufacturing scale, competition among manufacturers, greater product integration and deepening industry expertise.14 According to Bloomberg NEF (“BNEF”), the volume-weighted average price of a lithium-ion battery pack has fallen 89% from a price of $1,160 per kilowatt hour in 2010, in real terms, and is expected to decline further to $137 per kilowatt hour in 2020. BNEF predicts that by 2023, the average prices will be close to $100 per kilowatt hour due to further expected technological improvements. BNEF also states that during 2020 for the first-time battery packs prices of less than $100/kWh have been reported. (https://about.bnef.com/blog/battery-pack-prices-cited-below-100-kwh-for-the-first-time-in-2020-while-market-average-sits-at-137-kwh/)

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Sales and Marketing

The company’s growth strategy is to network at clean energy conferences, seminars nationwide and internationally. This is done by attending frequent symposiums, seminars, workshops, and conferences. Increase company’s traffic through our website verbiage in English and Spanish while using the correct meta tags, key words, and SEO to show up on first page of Google. An ever-growing social media presence is considered crucial today’s business environment. We will maintain and advertise on Twitter, Facebook, Instagram, LinkedIn, YouTube, and Yelp. These social media sites offer several benefits, such as increase exposure to potential customers, lowering marketing expenses, reaching target audiences, building brand loyalty customers, boosting SEO, increasing traffic while being mobile friendly.

Building an email and phone number list to integrate with an autoresponder software. This way, we can send company’s newsletters, new services, new products, updates, and any promotions. We will potentially seek mergers and/or acquisitions with inverters manufacturers to integrate our battery technology and application with their product line. This way, we do not need to reinvent a new product to save time and money. Sky Limit Venture Corp builds a loyal business relationship with all manufacturers by becoming their certified installer, service provider and dealer. This way, when there are services needed by the manufacturer, we can generate a new source of income stream. Currently our main sales are driven by our internal sale teams, outside sales agents and marketing companies in the states of California, Illinois, Texas and soon Nevada. The key to our success is our proactively communication with all customers, business partners and suppliers.

Our Strategy

Our goal is to become one of the largest providers of solar energy in the world. We plan to achieve this strategy by providing every home and business an alternative to their energy bill that is cleaner and cheaper than their current energy provider. We intend to:

Rapidly grow our customer base. We intend to invest significantly in additional sales, marketing and operations personnel and leverage strategic relationships with new and existing industry leaders to further expand our business and customer base. .

Continue to offer lower priced energy. We plan on reducing costs by continuing to leverage our buying power with our suppliers, developing additional proprietary software to further ensure that our integrated team operates as efficiently as possible, and working with fund investors to develop innovative financing solutions to lower our cost of capital and offer lower-priced products to our customers. Also, we plan on reducing our costs and increasing our profits by becoming large enough to effectively negotiate better power purchase agreements with the regional electricity companies as a supplier of energy.

Leverage our brand and long-term customer relationships to provide complementary products. We plan to continue to invest in and develop complementary energy products, software and services, such as energy storage and energy management technologies, to offer further cost-savings to our customers. We also plan to expand our energy efficiency business to commercial customers.

Expand into new locations. We intend to continue to expand into new locations, initially targeting those markets where climate, government regulations and incentives position solar energy as an economically compelling alternative to utilities.

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Sales

We plan to secure financing that enables our customers to access solar energy for little to no upfront cost to them, as well as expand our solar installation, renewable energy initiatives and energy storage products.

Residential Solar

The key elements of our integrated approach to providing distributed residential solar energy include:

•

Professional consultation. We deploy our direct-to-home sales force to provide in-person professional consultations to prospective customers to evaluate the feasibility of installing a solar energy system at their residence. Our sales closing and referral rates are enhanced by homeowners’ responsiveness to our direct-to-home, neighborhood-by-neighborhood outreach strategy.

•

Design and engineering. We have developed a streamlined process that enables us to design and install a custom solar energy system that delivers significant customer savings. This process, which incorporates proprietary software, standardized templates and data derived from on-site surveys, allows us to design each system to comply with complex and varied state and local regulations and optimize system performance on a per panel basis. We continue to pursue technology innovation to integrate accurate system design into the initial in-person sales consultation as a competitive tool to enhance the customer experience and increase sales close rates.

•

Installation. We are a licensed contractor in the markets we serve and are responsible for each customer installation. Once we complete the system design, we obtain the necessary building permits and begin installation. Upon completion, we schedule the required inspections and arrange for interconnection to the power grid. By directly handling these logistics, we control quality and streamline the system installation process for our customers. Throughout this process, we apprise our customers of the project status with regular updates from our account representatives. We minimize costs, ensure quality and deliver high levels of customer satisfaction by controlling the entire installation process.

•

Monitoring and service. We monitor the performance of our solar energy systems, leveraging a combination of internally developed solutions as well as capabilities provided by our suppliers. Currently, a substantial majority of our existing solar energy systems use SolarEdge and Enphase communications gateway device paired with its monitoring service. We leverage the SolarEdge monitoring and Enlighten communications gateway and monitoring service to collect performance data and use this data to ensure we deliver quality operations and maintenance services for our solar energy systems. If services are required, our strong local presence enables rapid response times.

•

Referrals. We believe our commitment to delivering high levels of customer satisfaction and our concentrated geographic deployment strategy have generated a significant amount of sales through customer referrals, which increase our neighborhood penetration rates, lower our customer acquisition costs and accelerate our growth. Our financial returns also benefit from the cost savings derived from increasing the density of installations in a neighborhood.

Manufacturing Materials and Installation

We purchase major components such as solar panels and inverters directly from multiple manufacturers. We screen these suppliers and components based on expected cost, reliability, warranty coverage, ease of installation and other ancillary costs. As of August 17, 2021, our primary solar panel suppliers were REC Solar and LG among others, and our primary inverter suppliers were SolarEdge and Enphase among others. We typically enter into master contractual arrangements with our major suppliers that define the general terms and conditions of our purchases, including warranties, product specifications, indemnities, delivery and other customary terms. We typically purchase solar panels and inverters on an as-needed basis from our suppliers at then-prevailing prices pursuant to purchase orders issued under purchase agreements.

We generally do not have any supplier arrangements that contain long-term pricing or volume commitments; although at times in the past we have made limited purchase commitments to ensure sufficient supply of components.

If we fail to develop, maintain and expand our relationships with these or other suppliers, our ability to meet anticipated demand for our solar energy systems may be adversely affected, or we may only be able to offer our systems at higher costs or after delays. If one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production due to its financial condition, acquisition by a competitor or otherwise, it may be difficult to quickly identify alternative suppliers or to qualify alternative products on commercially reasonable terms, and our ability to satisfy this demand may be adversely affected.

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Our racking systems are manufactured by contract manufacturers in the United States of America.

We generally source the hundreds of other products related to our solar energy systems and energy efficiency upgrades services, through a variety of distributors.

We currently operate in California states. We manage inventory through a centralized storage and distribution facility and distribute inventory to local installers as needed. This operational scale is fundamental to our business, as our field teams currently complete more than 20 residential installations each month, while our project management teams simultaneously manage projects as they move through the stages of engineering, permitting, installation and monitoring.

We offer a range of warranties and performance guarantees for our solar energy systems. We generally provide warranties of between 10 to 20 years on the generating and non-generating parts of the solar energy systems we sell, together with a pass-through of the inverter and module manufacturers’ warranties that generally range from 5 to 25 years. In the States that we sell the electricity generated by a solar energy system, we compensate customers if their system produces less energy than our guarantee in any given year by refunding overpayments. We also provide ongoing service and repair during the entire term of the customer relationship. To date costs associated with such ongoing service and repair have not been material, but there are no assurances that in the future those costs will not increase.

Engineering and Construction

The key leadership in our engineering and construction group resides within our company, which provides us with the in-house capabilities required to evaluate a project’s design and construction process. We will rely as necessary upon additional personnel from third-party sources, including Greenlancer, with respect to the construction of our projects. We also typically enter into fixed-price construction contracts for our projects’ construction with a guaranteed completion date to encourage completion on time and within budget.

Project design involves close and frequent communication with both field development personnel as well as the construction contractor in order to develop a project that conforms to local geotechnical and topographic characteristics while accommodating permitting and real estate restrictions. The developer also strives to integrate experience obtained from operating projects in order to design projects with optimal maintenance and equipment-availability profiles. During construction, we are responsible for overseeing the construction contractor and ancillary-vendor activities to ensure that the construction schedule is met. Collaboration among engineers and managers on each of our projects and our major equipment suppliers allows us to efficiently transition from construction to commercial operations and to identify and process technical improvements over the life-cycle of each project.

Our engineering and construction team is comprised of highly experienced project and construction managers and includes personnel who have supervised the design and completion of construction of 5000 solar power projects representing over 35 MW over the last 11 years. We set, and ensure compliance with, design specifications and take an active role in supervising field work, safety compliance, quality control and adherence to project schedules. Each project has a dedicated resident construction manager, and other engineering and construction functions are centralized, which allows the group to efficiently scale its resources to support our developing global platform and growth strategy.

Distributed Generation and Renewable Energy

Distributed generation and renewable energy are two promising areas for growth in the global electric power industry. Distributed generation (sometimes known as “Off-Grid”) is defined as point-of-use electricity generation that either supplements or bypasses the electric utility grid. Distributive generation employs technologies such as solar power, micro turbines and fuel cells. The move to distributed power will come from capacity constraints, increased demand for power reliability and the economic challenges of building new centralized generation and transmission facilities.

Renewable energy is defined as energy supplies that derive from non-depleting sources such as solar, wind and certain types of biomass. Renewable energy reduces dependence on imported and increasingly expensive oil and natural gas. In addition, growing environmental pressures, increasing economic hurdles of large power generation facilities and U.S. National Security interests are favorable drivers for renewable energy. Renewable energy, including solar and wind power, is the fastest growing segment of the energy industry worldwide.

Solar power is both distributed and renewable. Subsequent to installation, solar power is an environmentally benign, locally sourced renewable energy source that can play an immediate and significant role in assisting global economic development, forging sustainable global environmental and energy policies, and protecting national security interests.

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Solar Power: The Technology

Solar power generation uses interconnected photovoltaic cells to generate electricity from sunlight. The photovoltaic process (PV) captures packets of light (photons) and converts that energy into electricity (volts). Most photovoltaic cells are constructed using specially processed silicon. When sunlight is absorbed by a semiconductor, the photon knocks the electrons loose from the atoms, allowing the electrons to flow through the material to produce electricity. This generated electricity is direct current (DC).

Light can be separated into different wavelengths with a wide range of energies. These photons may be reflected, absorbed or passed right through the PV cell. Solar cell technology only has the ability to capture the energy of photons within a specific range. Lower wavelength photons create heat, resulting in higher solar cell temperatures and lower conversion rate to energy. Higher wavelength photons have lower levels of energy and thus do not generate electricity.

Many interconnected cells are packaged into solar modules, which protect the cells and collect the electricity generated. Solar power systems are comprised of multiple solar modules along with related power electronics. Solar power technology, first used in the space program in the late 1950s, has experienced growing worldwide commercial use for over 25 years in both on-grid and off-grid applications.

On-grid applications provide supplemental electricity to customers that are served by an electric utility grid, but choose to generate a portion of their electricity needs on-site. The On-grid segment is typically the most difficult to compete in since electricity generated from coal, nuclear, natural gas, hydro and wind is generally at much lower rates. Despite the unfavorable cost comparisons, On-grid applications have been the fastest growing part of the solar power market. This growth is primarily driven by the worldwide trend toward deregulation and privatization of the electric power industry, as well as by government initiatives, including incentive programs to subsidize and promote solar power systems in several countries, including Japan, Germany and the United States. On-grid applications include residential and commercial rooftops, as well as ground-mounted mini-power plants.

Despite the benefits of solar power, there are also certain risks and challenges faced by solar power. Solar power is heavily dependent on government subsidies to promote rapid introduction and acceptance by mass markets. Solar is an inert process that makes it difficult to compare against other non-inert technologies when comparing costs as current solar modules are generally warranted for a 25 year life. When the costs of producing solar are compared to other energy sources, solar power is more expensive than grid-based energy, nuclear, wind, etc. Different solar technologies carry different efficiencies. Traditional PV solar cells carry efficiencies ranging from 15% to 20% per cell.

Competition

The markets we plan to serve are highly fragmented with numerous small and regional participants and several large nationally based companies. Competition in the markets we plan to serve will be based on a number of considerations, including our ability to excel at timeliness of delivery, technology, applications experience, know-how, reputation, product warranties, service and price. Demand for our product can vary period over period depending on conditions in the markets we serve. We believe our future product quality reliability, and safety supported by advanced manufacturing and operational excellence will differentiate us from many of our competitors, including those competitors who often offer products at a lower price.

Overall, the competitive environment of the renewable energy industry is very tense despite its market size. The Company competes with other distributors, installers such as SunRun, Tesla, SunPower, Sunnova, to name some of the other renewable energy companies that are currently in our industry. These competitors possess significantly greater financial and non-financial resources, manufacturing capacity, well established business models and distribution channels and branding.

Energy Generation and Storage

Energy Storage Systems

The market for energy storage products is also highly competitive, and both established and emerging companies have introduced products that are similar to our product portfolio or that are alternatives to the elements of our systems. We compete with these companies based on price, energy density and efficiency. We believe that the specifications and features of our products, our strong brand and the modular, scalable nature of our energy storage products give us a competitive advantage in our markets.

Solar Energy Systems

The primary competitors to our solar energy business are the traditional local utility companies that supply energy to our potential customers. We compete with these traditional utility companies primarily based on price and the ease by which customers can switch to electricity generated by our solar energy systems. We also compete with solar energy companies that provide products and services similar to ours. Many solar energy companies only install solar energy systems, while others only provide financing for these installations. We believe we have a significant expansion opportunity with our offerings and that the regulatory environment is increasingly conducive to the adoption of renewable energy systems.

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Government Incentives

Increasing concerns regarding additional energy requirements, grid architecture and distributed generation goals, security of energy supply, consequences of greenhouse gas emissions and fossil-fuel prices have resulted in support for governmental policies and programs at the federal, state, local and provincial level of our markets that support electricity generation from renewable energy sources such as solar power. These programs provide for various incentives and financial mechanisms, including, in the United States, accelerated tax depreciation, tax credits, cash grants and rebate programs, which serve to reduce the cost and to accelerate the adoption of renewable generation facilities. These incentives help catalyze private sector investments in renewable generation and efficiency measures, including the installation and operation of solar power.

The United States has established various incentives and financial mechanisms to reduce the cost of solar energy and to accelerate the adoption of solar energy. These incentives, include tax credits, cash grants, tax abatements, rebates and renewable energy credits or green certificates and net energy metering, or “net metering,” programs. These incentives help catalyze private sector investments in solar energy and efficiency measures. Set forth below is a summary of the various programs and incentives that we expect will apply to our business.

Energy Storage System Incentives and Policies

While the regulatory regime for energy storage projects is still under development, there are various policies, incentives and financial mechanisms at the federal, state and local levels that support the adoption of energy storage.

For example, energy storage systems that are charged using solar energy may be eligible for the solar energy-related U.S. federal tax credits described below. The Federal Energy Regulatory Commission (“FERC”) has also taken steps to enable the participation of energy storage in wholesale energy markets. In addition, California and a number of other states have adopted procurement targets for energy storage, and behind-the-meter energy storage systems qualify for funding under the California Self Generation Incentive Program.

Solar Energy System Incentives and Policies

U.S. federal, state and local governments have established various policies, incentives and financial mechanisms to reduce the cost of solar energy and to accelerate the adoption of solar energy. These incentives include tax credits, cash grants, tax abatements and rebates.

In particular, Sections 48 and 25D of the U.S. Internal Revenue Code currently provide a tax credit of 26% of qualified commercial or residential expenditures for solar energy systems, which may be claimed by our customers for systems they purchase, or by us for arrangements where we own the systems. These tax credits are currently scheduled to decline and/or expire in 2023 and beyond.

Patents, Trademarks and Licenses

We currently do not have any patents. We have trademarked our logo. We are not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Employment Agreements

As of this Offering, Sky Limit Venture currently is not a party to any employment agreements.

Regulation

We face extensive government regulation both within and outside the U.S. relating to the development, installation, marketing, sale and distribution of our renewable energy products, software and services. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

We are not a “regulated utility” in the United States under applicable national, state or other local regulatory regimes where we conduct business.

To operate our systems we obtain interconnection agreements from the applicable local primary electricity utility. Depending on the size of the solar energy system and local law requirements, interconnection agreements are between the local utility and either us or our customer. In almost all cases, interconnection agreements are standard form agreements that have been pre-approved by the local public utility commission or other regulatory body with jurisdiction over interconnection agreements. As such, no additional regulatory approvals are required once interconnection agreements are signed. We maintain a utility administration function, with primary responsibility for engaging with utilities and ensuring our compliance with interconnection rules.

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Our operations are subject to stringent and complex federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. For example, we are subject to the requirements of the federal Occupational Safety and Health Act, as amended, or OSHA, and comparable state laws that protect and regulate employee health and safety. We have a robust safety department led by a safety professional, and we expend significant resources to comply with OSHA requirements and industry best practices.

Federal and/or state prevailing wage requirements, which generally apply to any “public works” construction project that receives public funds, may apply to installations of our solar energy systems on government facilities. The prevailing wage is the basic hourly rate paid on public works projects to a majority of workers engaged in a particular craft, classification or type of work within a particular area. Prevailing wage requirements are established and enforced by regulatory agencies. Our Officers and Directors monitor and coordinate our continuing compliance with these regulations.

Solar Energy—Net Metering

Most states in the U.S. make net energy metering, or net metering, available to solar customers. Net metering typically allows solar customers to interconnect their solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit for excess energy generated by their solar energy system that is exported to the grid. In certain jurisdictions, regulators or utilities have reduced or eliminated the benefit available under net metering or have proposed to do so.

Environmental Regulation

We will be subject to environmental laws and regulations in the jurisdictions in which we install solar and other renewable energy products. While we incur costs in the ordinary course of business to comply with these laws, regulations and permit requirements, we do not expect that the costs of compliance will have a material impact on our business, financial condition or results of operations. We also do not anticipate material capital expenditures for environmental controls for our projects in the next several years. These laws and regulations frequently change and often become more stringent, or subject to more stringent interpretation or enforcement, and therefore future changes could require us to incur materially higher costs.

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 1938 Tyler Ave., Unit C, South El Monte, CA 91733. The Company phone number is 626-434-9606. Our website is www.Skylimitenergy.com and our email address is Info@skylimitenergy.com.

Employees

We currently have 10 full-time or part-time employees of our business or operations We anticipate adding additional employees in the next 12 months, as needed.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our technologies, databases, and our brand.

We will implement a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our future employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of August 17, 2021:

As of August 17, 2021, the Sky Limit Venture, Corp. had 10 full-time employees, and no part-time employees.

The directors and executive officers of the Company as of August 17, 2021, are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Mark Senelath	CEO, Director	35	6/16/2016	40+
Linda Senelath	CFO	35	10/14/2019	40+
Jim Baiseri	Enterprise Risk Analyst & Consultant	74	6/3/2021	1-2
John Gutierrez	Project Director	61	6/3/2021	1-2

Mark Senelath, Age 35: Founder, Contractor, CEO, Director

Mr. Senelath’s background has always been innovative and working with his hands to make things better than it originally was. It all started when he was young as an auto mechanic, then transition into construction, and currently the energy industry. For the past five years as the CEO at Sky Limit Venture Corp, his duties and position in the company conducts high level operations, innovations, and growth. Whereas his contractor position requires an oversight of field operations. He currently holds four California licenses which includes, solar, electrical, roofing, and general building. With this, he does not need to rely on others for the operations of business.

Linda Senelath, Age 35: Chief Financial Officer

Linda Senelath, is an exceptionally detail-oriented professional with 15+ years’ experience in accounting, quality assurance and compliance. Ms. Senelath has worked for Southern California Edison for over ten years. She has proven success in implementing operational processes, tracking audit mitigations, and monitoring compliance risk while finding ways to work efficiently. She holds a B.S. in Accounting and Master of Business Administration both from CSU Los Angeles. She has 10 years' experience in the utility industry as a Project Manager in the compliance and customer service organization leading enterprise compliance initiatives with success stories throughout her career.

Jim Baiseri, Age 74: Enterprise Risk Analyst and Business Consultant

Jim Baiseri, has been, for the past ten years since his retirement, a technical enterprise risk analyst and business educator. Mr. Baiseri, works with the Minority Business Development Agency, an Agency of the U.S. Department of Commerce, assisting clients requiring disadvantaged business certifications, financial assessment, exposure analysis, regulatory compliance review, business development and access to capital. He is also a senior officer of Execupro Associates, Inc., a California Corporation specializing in providing professional risk assessment services to business enterprises. The firm contracts with The State of California under a reimbursement grant to deliver ‘Disaster Mitigation’ workshops for California businesses of all sizes throughout the State. The firm also conducts business development workshops for various entities including the ‘Business Boot Camp’ program of the Latin Business Association. Additionally, he serves as senior managing member of ERA Consulting, LLC, a firm specializing in immigration consulting for those foreign business seeking an E-1, E-2, L-1, EB5 investment visas and or immigrant status in the United States. His firm prepares the necessary business plan documentation in line with the USCIS (United States Customs Immigration Service) regulations and requirements. Mr. Baiseri has specialized in providing risk management services for over Fifty (50) years. He was the Founder and President of several California risk management firms; TRAC (The Risk Advisory Council), Benefit Management Systems and Creative Benefits Insurance Services. He is first generation Mexican American and fluent in Spanish.

John Gutierrez, Age 61: Project Director

Mr. Gutierrez is a Project Director for the Minority Business Development Agency, U.S. Department of Commerce, Pasadena Business Center CARES Act Program. For the past fourteen years Mr. Gutierrez has been self-employed as a business consultant providing services to small to mid-size businesses. Mr. Gutierrez has been with the Pasadena team for the past four plus years active in different roles and prior to joining the Pasadena team he worked 10 years at the Los Angeles Business Center operated by University of Southern California Civic Engagement & Economic Development. As a Business Consultant, Mr. Gutierrez provides one on one specific and technical assistance to potential clients in the areas of Local, State, GSA, Federal (8A) Certification, loan packaging, financial management, identifying/match making potential local, state and federal procurement contracts. Prior to joining MBDA Business Center in Los Angeles, Mr. Gutierrez has over 30 years of experience with various roles in management with National Residential / Commercial Leading companies and International Real Estate Development. Mr. Gutierrez has been providing consulting services to small business owners and empowers them through education, technical and implementation techniques.

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None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Mark Senelath and Linda Senelath are married. Other than the foregoing, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers paid by us during the years ended December 31, 2020 and 2019, in all capacities for the accounts of our executives, including the Chief Executive Officers (CEO) and Chief Financial Officer (CFO), Chief Operating Officer (COO), President (P), and Executive Vice President (EVP).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Mark Senelath,	2020	114,164	0	0	0	0	0	0	114,164
CEO, Director	2019	53,328	0	0	0	0	0	0	53,328
Linda Senelath,	2020	40,416	0	0	0	0	0	0	40,416
CFO	2019	0	0	0	0	0	0	0	0
Jim Baiseri,	2020	0	0	0	0	0	0	0	0
Enterprise Risk Analyst	2019	0	0	0	0	0	0	0	0
John Gutierrez,	2020	0	0	0	0	0	0	0	0
Project Director	2019	0	0	0	0	0	0	0	0
		0	0	0	0	0	0	0	0
		0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2020.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 1 member. Mark Senelath, does not qualify as an independent Director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Mark Senelath, our CEO, 1938 Tyler Ave., Unit C, South El Monte, CA 91733. The Company phone number is 626-434-9606.

However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mark Senelath collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Mark Senelath unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

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Disclosure of Conflicts of Interest

Other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

None.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of the California General Corporation Law.

California General Corporation Law

Under Section 317 of the California Corporations Code, or the CGCL, a California corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was an agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a California corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders, provided that no indemnification shall be made for any of the following (1) with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317 of the CGCL also provides that, to the extent that an agent of a corporation has been successful on the merits in the defense of any proceeding referred to in either of the foregoing paragraphs or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

II-1.

Section 317 of the CGCL also provides that to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Except as provided in the paragraph above, any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth above, by any of the following: (1) a majority vote of a quorum consisting of directors who are not parties to such proceeding, (2) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (3) approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon, or (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

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Articles of Incorporation and Bylaws

The Company’s articles of incorporation provide that the liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Our articles of incorporation and bylaws also provide that we are authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Related Party Transactions

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

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The Company has transactions with its Chief Executive Officer as follows:

	Note Payable	Note Payable
Terms	Related Party	Related Party		Total

Issuance date of note	December 31, 2017	April 5, 2018
Maturity date	December 31, 2027	March 5, 2021
Interest rate	1.00%	10.49%
Collateral	Unsecured	Unsecured

Original loan balance	$75,000	$24,000		$99,000

Balance - December 31, 2018	$75,000	$18,707		$93,707
Repayments - 2019	-	(7,774)		(7,774)
Balance - December 31, 2019	75,000	10,933		85,933
Repayments - 2020	-	(8,630)		(8,630)
Balance - December 31, 2020	$75,000	$2,303	*	$77,303

________

* Amount was repaid in full in March 2021.

	Note Payable	Note Payable
Accrued Interest Payable	Related Party	Related Party	Total

Balance - December 31, 2018	$750	$-	$750
Interest expense - 2019	750	1,565	2,315
Repayments - 2019	-	(1,565)	(1,565)
Balance - December 31, 2019	1,500	-	1,500
Interest expense - 2020	750	709	1,459
Repayments - 2020	-	(709)	(709)
Balance - December 31, 2020	$2,250	$-	$2,250

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Sky Limit Venture, Corp.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Sky Limit Venture, Corp.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Sky Limit Venture, Corp.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or,

None of Sky Limit Venture, Corp.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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Board Composition

Our board of directors currently consists of one (1) member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of August 17, 2021, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 80,000,000 shares of common stock deemed to be outstanding as of August 17, 2021.

The following table gives information on ownership of our securities as of August 17, 2021. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Mark Senelath – CEO, Director	72,000,000 Shares	90%

Linda Senelath – CFO	0	0%

Jim Baiseri – Enterprise Risk Analyst	0	0%
John Gutierrez – Project Manager	0	0%

Ty Senelath	800,000 Shares	1%
David Hong	7,200,000 Shares	9%
All executive officers and directors as a group (2 persons)		100% Common Stock 100%(2) Total Common Vote

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon 80,000,000 shares issued and outstanding as of August 17, 2021.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

The Company’s Authorized Stock

We are authorized to issue One Billion Shares (1,000,000,000) of which, Nine Hundred Ninety-Nine Million (999,999,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and 1,000,000 shares of preferred shares are authorized, of which 101 of those shares have been designated as Series A Preferred Shares.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by California General Corporate Law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

On July 7, 2021, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of California, which, among other things, authorized 1,000,000 shares out of our 1,000,000,000 shares authorized as preferred shares and established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”).

Among other provisions, each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 80,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 1,568,560 from the following calculation: (0.019607 x 80,000,000) / 0.49) – (0.019607 x 80,000,000) = 1,632,583).

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One Hundred-One (101) shares of Series A Preferred Stock were authorized and One Hundred-One (101) shares of Series A Preferred Stock were issued to our CEO, Mark Senelath.

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

Sky Limit Venture, Corp. (“SKY LIMIT,” “We,” or the “Company”) is offering up to $20,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Transfer Online, Inc., whose address is 512 SE Salmon Street, Portland, OR 97214, telephone number is (503) 227-2950, and website is www.transferonline.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-

1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner, Esq. of JDT Legal, PLLC, located in South Jordan UT.

EXPERTS

The years ended December 31, 2020 and 2019, financial statements included in this Offering Circular have been audited by Daszkal Bolton Accountants and Advisors, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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Sky Limit Venture, Corp.

For the Years Ended December 31, 2020 and 2019

(AUDITED)

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Sky Limit Venture Corp d/b/a Sky Limit Energy

San Gabriel, CA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sky Limit Venture Corp d/b/a Sky Limit Energy (the “Company”) at December 31, 2020 and 2019, and the related statements operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

We have served as the Company’s auditor since 2019

Boca Raton, Florida

August 20, 2021

F-2

Sky Limit Venture, Corp.

Balance Sheet

December 31, 2020 and 2019

	December 31, 2020	December 31, 2019

Assets

Current Assets
Cash	$190,790	$52,730
Total Current Assets	190,790	52,730

Vehicles - net	109,733	94,685

Security deposit	2,733	2,733

Operating lease - right-of-use asset	-	29,675

Total Assets	$303,256	$179,823

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued expenses	$100,116	$49,714
Notes payable - vehicles	35,406	42,096
Notes payable - related party	2,303	-
Note payable - other - net	227,395	-
Accrued interest payable	3,258	-
Accrued interest payable - related party	2,250	1,500
Operating lease liability	-	31,418
Contract liabilities	125,603	714,613
Total Current Liabilities	496,331	839,341

Long Term Liabilities
Notes payable - vehicles	83,033	66,378
Notes payable - related party	75,000	85,933
Notes payable - government loans	275,000	-
Total Long Term Liabilities	433,033	152,311

Total Liabilities	929,364	991,652

Commitments and Contingencies (Note 8)

Stockholders' Deficit
Series A, preferred stock, 1,000,000 shares authorized	-	-
0 shares issued and outstanding, respectively
Common stock, no par value, 1,000,000,000 shares authorized	100	100
80,000,000 shares issued and outstanding, respectively
Additional paid-in capital	377,051	220,051
Accumulated deficit	(1,003,259)	(1,031,980)
Total Stockholders' Deficit	(626,108)	(811,829)

Total Liabilities and Stockholders' Deficit	$303,256	$179,823

F-3

Sky Limit Venture, Corp.

Statement of Operations

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019

Revenues	$4,218,032	$3,137,446

Cost of revenues	3,146,738	3,197,994

Gross profit (loss)	1,071,294	(60,548)

General and administrative expenses	854,591	618,883

Income (loss) from operations	216,703	(679,431)

Other expenses
Amortization of debt discount	521	-
Interest expense	19,575	5,523
Total other expenses - net	20,096	5,523

Net income (loss)	$196,607	$(684,954)

Income (loss) per share - basic and diluted	$0.00	$(0.01)

Weighted average number of shares - basic and diluted	80,000,000	80,000,000

F-4

Sky Limit Venture, Corp.

Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2020 and 2019

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

December 31, 2018	-	-	$80,000,000	$100	$168,772	$(259,824)	$(90,952)

Contributions	-	-	-	-	51,279	-	51,279

Distributions	-	-	-	-	-	(87,202)	(87,202)

Net loss - 2019	-	-	-	-	-	(684,954)	(684,954)

December 31, 2019	-	-	80,000,000	100	220,051	(1,031,980)	(811,829)

Contributions	-	-	-	-	157,000	-	157,000

Distributions	-	-	-	-	-	(167,886)	(167,886)

Net income - 2020	-	-	-	-	-	196,607	196,607

December 31, 2020	-	-	80,000,000	$100	$377,051	$(1,003,259)	$(626,108)

F-5

Sky Limit Venture, Corp.

Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019
Operating activities
Net income (loss)	$196,607	$(684,954)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations
Depreciation	39,649	19,851
Amortization of debt issue costs	521	-
Amortization of operating lease - right-of-use asset	29,675	32,148
Changes in operating assets and liabilities
(Increase) decrease in
Security deposit	-	(2,733)
Increase (decrease) in
Accounts payable and accrued expenses	50,402	46,797
Accrued interest payable	3,258	-
Accrued interest payable - related parties	750	750
Operating lease liability	(31,418)	(30,405)
Contract liabilities	(589,010)	714,613
Net cash provided by (used in) operating activities	(299,566)	96,067

Investing activities
Cash paid for acquisition of vehicle	(5,000)	(6,000)
Net cash used in investing activities	(5,000)	(6,000)

Financing investing
Proceeds from issuance of note payable - other	243,750	-
Proceeds from issuance of notes payable - government loans	275,000	-
Repayment on notes payable - vehicles	(39,732)	(17,375)
Repayments on notes payable - related party	(8,630)	(7,774)
Repayments on notes payable - other	(16,876)	-
Contributions	157,000	51,279
Distributions	(167,886)	(87,202)
Net cash provided by (used in) financing activities	442,626	(61,072)

Net increase in cash	138,060	28,995

Cash - beginning of year	52,730	23,735

Cash - end of year	$190,790	$52,730

Supplemental disclosure of cash flow information
Cash paid for interest	$16,435	$4,773
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Vehicles obtained in exchange for notes payable	$49,697	$61,786
Debt issue costs incurred with obtaining note financing	$6,250	$-

F-6

Sky Limit Venture, Corp. Notes To Financial Statements For the Years Ended December 31, 2020 and 2019

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Sky Limit Ventures Corp (collectively, “we”, “us”, “our” or the “Company”) doing business as Sky Limit Energy, a California S-Corporation (incorporated May 2016), is a solar, electrical, roofing, and general building company in Southern California.

The Company offers a turnkey solution, including sales, design, permitting, development, installation, construction, and repairs. Our customers can choose from a variety of financing options including Power Purchase Agreement and other third party lease programs.

The Company’s services include installation of residential and commercial solar photovoltaic systems, electric vehicle charging stations, installation of new roofing, re-roofing, solar roof, installation of energy generation and battery storage. Additionally, the Company is continuing research and development of recycled electric vehicle lithium batteries to repurpose for outdoor use. It is also creating an application to monitor the battery life span for equipment failures.

Impact of COVID-19

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, distribution centers, or logistics and other service providers.

In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for products and services and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly.

To date, we have maintained uninterrupted business operations with normal turnaround times for the delivery and installation of solar systems. We have implemented adjustments to our operations designed to keep employees safe and comply with federal, state, and local guidelines, including those regarding social distancing. The extent to which COVID19 may further impact the Company’s business, results of operations, financial condition and cash flows will depend on future developments, which are highly uncertain and cannot be predicted with confidence. In response to COVID-19, the United States government has passed legislation and taken other actions to provide financial relief to companies and other organizations affected by the pandemic.

F-7

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations.

Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

Basis of Presentation

The accompanying  consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Liquidity, Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying  consolidated financial statements, for the year ended December 31, 2020, the Company had:

•	Net income of $196,607; and
•	Net cash used in operations was $299,566

Additionally, at May 31, 2020, the Company had:

•	Accumulated deficit of $1,003,259
•	Stockholders’ deficit of $626,108; and
•	Working capital deficit of $305,541

The Company has cash on hand of $190,790 at December 31, 2020. The Company expects to generate sufficient revenues and positive cash flows from operations sufficiently to meet its current obligations.  However, the Company may seek to raise debt or equity based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve month period subsequent to the date that these consolidated financial statements are issued. The  consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the  consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execute business operations during fiscal year May 31, 2021,
•	Pursuing additional capital raising opportunities,
•	Continuing to explore and execute prospective partnering or distribution opportunities; and
•	Identifying unique market opportunities that represent potential positive short-term cash flow.
•	Expand product and services offerings to a larger surrounding geographic area.

F-8

Note 2 - Summary of Significant Accounting Policies

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment.  The Company manages its business on the basis of one operating and reportable segment and derives revenues from selling its product and related services. The Company’s long-lived assets are located in the United States.

Use of Estimates

Preparing consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2020 and 2019, respectively, the Company did not have any cash equivalents.

Vehicles

Vehicles are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When vehicles are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

There were no impairment losses for the years ended December 31, 2020 and 2019, respectively.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

F-9

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense in the  statements of operations, over the life of the underlying debt instrument.  See Note 7.

Paycheck Protection Program Loans

The Company records Paycheck Protection Program (“PPP”) loan proceeds in accordance with ASC 470, Debt. Debt is extinguished when either debtor pays the creditor or the debtor is legally released from being the primary obligor, either judicially or by the creditor.

Warranty Obligations

The Company offers an assurance type warranty for its products against defects in design, materials and workmanship for a period ranging from fifteen (15) to twenty (20) years from customer acceptance. For these assurance type warranties, a provision for estimated future costs related to warranty expense is recorded when they are probable and reasonably estimable, which is typically when products are delivered. This provision is based on historical information on the nature, frequency, and average cost of claims for each product line. These estimates are re-evaluated on an ongoing basis using best-available information and revisions to estimates are made, as necessary.

The Company has had an insignificant amount associated with providing related warranty services.  At December 31, 2020 and 2019, respectively, the Company has not recorded any liability associated for warranties.

In addition to the Company warranty, the product manufacturer also provides warranties.  In place is a twenty-five (25) year warranty on the solar panels, as well as a warranty for the power inverter that is either fifteen (15) or twenty-five (25) years.  At December 31, 2020 and 2019, respectively, The Company is not aware of any claims made in connection with the manufacturer’s warranty.

Revenue Recognition

The Company generates revenue from the design and installation of solar power systems. The Company recognizes revenue according to ASC 606, Revenue from Contracts with Customers. When the customer obtains control over the promised goods or services, the Company records revenue in the amount of consideration that can be expected to be received in exchange for those goods and services.

The Company applies the following five-step model to determine revenue recognition:

•	Identification of a contract with a customer
•	Identification of the performance obligations in the contact
•	Determination of the transaction price
•	Allocation of the transaction price to the separate performance allocation
•	Recognition of revenue when performance obligations are satisfied

The Company only applies the five-step model when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.  At contract inception and once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct.  The Company sells solar power systems to residential customers in Southern California. Generally, the cycle from contract inception to project completion is typically one to three months.

F-10

The Company’s contracts contain a single performance obligation (installation of solar systems), as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct, as a result, the entire transaction price is allocated to this single performance obligation.

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. Accordingly, the Company recognizes revenues when the customer obtains control of the Company’s products and services, which occurs upon both city and utility inspections being completed, at this time, the customer has permission to operate their solar system.

Our customer contracts generally have performance obligations which are satisfied at a point in time. The performance obligation is for the delivery of the stand-alone solar power systems and related installation services. Customer contracts are generally fixed-price purchase order fulfillment contracts, and the transaction price is in the contract. Revenue is recognized when obligations under the terms of the contract with our customer are satisfied

For our contracts with customers, payment terms vary as follows:

1.	Finance companies
a.

Up to 80% of the contract price, as funded through an unrelated finance company, upon the completion of a solar system installation. Amounts remitted to the Company are net of dealer fees, which is the amount recognized as earned revenues.

	b.	The balance due upon successful city and utility inspections.

2.	Customer self-pay
	a.	Up to 50% of the contract price received at the completion of a solar system installation.
	b.	The balance due upon successful city and utility inspections.

The Company has contract liabilities or deferred revenue. The Company will recognize revenue when the performance obligation is met.

The Company does not offer any price concessions or rebates.

Other

During the years ended December 31, 2020 and 2019, the Company recognized revenues from providing services as an independent contractor.  Revenue was recognized upon receipt of payment.

Under ASC 606, the Company disaggregates its revenue from contracts with customers by those revenues recorded over-time and revenues recorded at a point in time. All of the Company’s revenues are recorded at a point in time.

The following represents the Company’s disaggregation of revenues by type for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020		2019
Revenues by Type	Revenues	% of Revenues	Revenues	% of Revenues

Financed projects	$3,789,589	90%	$2,764,661	88%
Independent contractor	164,906	4%	318,389	10%
Customer self-pay	263,537	6%	54,396	2%
Total revenues	$4,218,032	100%	$3,137,446	100%

F-11

Cost of Sales

Cost of sales predominantly represents the cost of tangible products sold. These costs include subcontractors and job related materials and supplies.

Income Taxes

The Company is not subject to income taxes in any jurisdiction, as the members are responsible for income taxes on their proportionate share of the Company’s taxable income. Accordingly, no provision for income taxes is reflected for any periods in the accompanying consolidated financial statements.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At December 31, 2020 and 2019, the Company had no liabilities for uncertain tax positions. The Company is generally no longer subject to U.S. Federal and State tax examinations by tax authorities for years prior to 2016.  As of December 31, 2020, tax years 2017-2020 remain open for IRS audit; however, there are currently no audits for any tax periods in progress.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs are included as a component of general and administrative expense in the statements of operations.

The Company recognized $10,799 and $6,849 in marketing and advertising costs during the years ended December 31, 2020 and 2019, respectively.

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

The Company did not have any potentially dilutive equity securities outstanding as of December 31, 2020 and 2019.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

See Notes 5 and 9.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our  financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof.

F-12

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Measurement of Credit Losses on Financial Instruments, which supersedes current guidance by requiring recognition of credit losses when it is probable that a loss has been incurred. The new standard requires the establishment of an allowance for estimated credit losses on financial assets including trade and other receivables at each reporting date. The new standard will result in earlier recognition of allowances for losses on trade and other receivables and other contractual rights to receive cash. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842), which extends the effective date of Topic 326 for certain companies until fiscal years beginning after December 15, 2022. The new standard will be effective for the Company in the first quarter of fiscal year beginning January 1, 2023, and early adoption is permitted. The Company has not completed its review of the impact of this standard on its consolidated financial statements. However, management does not expect that the adoption of this standard will have a material effect on the Company’s consolidated financial statements.

Note 3 – Vehicles

Vehicles consisted of the following:

			Estimated Useful
	December 31, 2020	December 31, 2019	Lives (Years)

Vehicles	$198,248	$143,551	5
Accumulated depreciation	88,515	48,866
Total vehicles - net	$109,733	$94,685

For the years ended December 31, 2020 and 2019, the Company obtained vehicles in exchange for interest bearing debt totaling $49,697 and $61,786, respectively.  See Note 4.

Depreciation expense for the years ended December 31, 2020 and 2019 was $39,649 and $19,851, respectively.

Note 4 – Notes Payable – Vehicles

The Company has outstanding debt with various parties. The following represents a summary of the Company’s debt, key terms, and outstanding balances at December 31, 2020 and 2019, respectively:

F-13

The Company has several outstanding notes related to the purchase of vehicles as follows:

Terms	Vehicle #1	Vehicle #2	Vehicle #3	Vehicle #4	Vehicle #5	Total

Issuance date of note	October 13, 2017	August 23, 2018	September 20, 2019	September 24, 2019	February 10, 2020
Maturity date	September 13, 2022	August 23, 2023	April 20, 2022	August 24, 2024	January 10, 2026
Interest rate	2.90%	4.49%	21.90%	1.90%	7.49%
Collateral	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured
Monthly P&I	$721	$662	$320	$946	$859

Original loan balance	$40,210	$35,555	$7,703	$54,083	$49,697	$187,248

Cash paid for acquisition of vehicle	$-	$4,000	$3,000	$3,000	$5,000	$15,000

Balance - December 31, 2018	$30,696	$33,367	$-	$-	$-	$64,063
Vehicles obtained in exchange
for notes payable	-	-	7,703	54,083	-	61,786
Repayments - 2019	(6,939)	(6,567)	(1,109)	(2,760)	-	(17,375)
Balance - December 31, 2019	23,757	26,800	6,594	51,323	-	108,474
Vehicles obtained in exchange
for notes payable					49,697	49,697
Repayments - 2020	(8,092)	(6,688)	(5,049)	(12,056)	(7,847)	(39,732)
Balance - December 31, 2020	$15,665	$20,112	$1,545	$39,267	$41,850	$118,439

Accrued Interest Payable	Vehicle #1	Vehicle #2	Vehicle #3	Vehicle #4	Vehicle #5	Total

Balance - December 31, 2018	$-	$-	$-	$-	$-	$-
Interest expense - net - 2019	1,703	1,374	891	(760)	-	3,208
Repayments - 2019	(1,703)	(1,374)	(891)	760	-	(3,208)
Balance - December 31, 2019	-	-	-	-	-	-
Interest expense - net - 2020	584	590	951	(56)	3,153	5,222
Repayments - 2020	(584)	(590)	(951)	56	(3,153)	(5,222)
Balance - December 31, 2020	$-	$-	$-	$-	$-	$-

F-14

Note 5 – Notes Payable – Related Party

The Company has transactions with its Chief Executive Officer as follows:

	Note Payable	Note Payable
Terms	Related Party	Related Party	Total

Issuance date of note	December 31, 2017	April 5, 2018
Maturity date	December 31, 2027	March 5, 2021
Interest rate	1.00%	10.49%
Collateral	Unsecured	Unsecured

Original loan balance	$75,000	$24,000	$99,000

Balance - December 31, 2018	$75,000	$18,707	$93,707
Repayments - 2019	-	(7,774)	(7,774)
Balance - December 31, 2019	75,000	10,933	85,933
Repayments - 2020	-	(8,630)	(8,630)
Balance - December 31, 2020	$75,000	$2,303 *	$77,303

* In April 2021, this loan was forgiven. See Note 10.

	Note Payable	Note Payable
Accrued Interest Payable	Related Party	Related Party	Total

Balance - December 31, 2018	$750	$-	$750
Interest expense - 2019	750	1,565	2,315
Repayments - 2019	-	(1,565)	(1,565)
Balance - December 31, 2019	1,500	-	1,500
Interest expense - 2020	750	709	1,459
Repayments - 2020	-	(709)	(709)
Balance - December 31, 2020	$2,250	$-	$2,250

Note 6 – Notes Payable – Government Loans

(A)   Payroll Protection Program (“PPP”)

On April 30, 2020, we executed an unsecured promissory note for $125,000 under the PPP with Chase Bank (the “Lender”).

The term of the loan is two years with an interest rate of 0.98%, which is deferred for the first six months of the term of the loan. The loan requires equal payments of principal and interest over the eighteen (18) months following the interest deferral period.

The promissory note evidencing the loan contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or filing suit and obtaining judgment against the Company.

F-15

Conditional Loan Forgiveness

Under the terms of the PPP loan program, all or a portion of this Loan may be forgiven upon request from Borrower to Lender, provided the Loan proceeds are used in accordance with the terms of the Coronavirus Aid, Relief  and Economic Security Act (the “Act” or “CARES”), Borrower is not in default under the Loan or any of the Loan Documents, and Borrower has provided documentation to Lender supporting such request for forgiveness that includes verifiable information on Borrower’s use of the Loan proceeds, to Lender’s satisfaction, in its sole and absolute discretion.  Currently, the Company believes the loan will be forgiven, however, there is a significant uncertainty that prevents a final determination from being made as of the date of these consolidated financial statements.

(B)   Economic Injury Disaster Loan (“EIDL”)

This program was made available to eligible borrowers in light of the impact of the COVID-19 pandemic and the negative economic impact on the Company’s business. Proceeds from the EIDL are to be used for working capital purposes.

On July 28, 2020, we executed a promissory note for $150,000 under the EIDL with the U.S. Small Business Administration (“SBA”). The note bears interest at 3.75% and is secured by all of the Company’s assets.

Installment payments, including principal and interest, are due monthly beginning July 28, 2021 (twelve (12) months from the date of the promissory note) in the amount of $731. The balance of principal and interest is payable over the next thirty (30) years from the date of the promissory note. There are no penalties for prepayment. Based upon guidance issued by the SBA on June 19, 2020, the EIDL Loan is not required to be refinanced by the PPP loan.

The following is a summary of both the PPP and EIDL loans and related accrued interest.

	Note Payable		Note Payable
Terms	PPP		SBA	Total	In-Default

Issuance date of note	April 30, 2020		July 28, 2020
Maturity date	April 30, 2025		July 28, 2050
Interest rate	0.98%		3.75%
Collateral	Unsecured		All assets

Original loan balance	$125,000		$150,000	$275,000

Balance - December 31, 2018	$-		$-	$-	$-
No activity - 2019	-		-	-
Balance - December 31, 2019	-		-	-	-
Proceeds from notes payable	125,000		150,000	275,000
Balance - December 31, 2020	$125,000	*	$150,000	$275,000	$-

	Note Payable		Note Payable
Accrued Interest Payable	PPP		SBA	Total	In-Default

Balance - December 31, 2018	$-		$-	$-	$-
Interest expense - 2019	-		-	-
Repayments - 2019	-		-	-
Balance - December 31, 2019	-		-	-	-
Interest expense - 2020	868		2,390	3,258
Repayments - 2020	-		-	-
Balance - December 31, 2020	$868	*	$2,390	$3,258	$-

* In March 2021, the Company submitted an application for loan forgiveness.

See Note 10 regarding forgiveness of PPP loan.

F-16

Note 7 – Note Payable – Other

The Company executed a note with a third party for $250,000.  The lender charged an origination fee of $6,250, resulting in net proceeds of $243,750.  The origination fee is being amortized over the life of the note.

The following is a summary of note payable – other and related accrued interest.

Terms	Note Payable - Other

Issuance date of note	November 30, 2020
Maturity date	November 30, 2021
Interest rate	63.19%
Collateral	Unsecured

Original loan balance	$250,000

Balance - December 31, 2018	$-
No activity - 2019	-
Balance - December 31, 2019	-
Proceeds from notes payable	250,000
Repayments - 2020	(16,876)
Debt issue costs	(6,250)
Amortization of debt issue costs	521
Balance - December 31, 2020	$227,395

Accrued Interest Payable	Note Payable - Other

Balance - December 31, 2018	$-
No activity - 2019	-
Balance - December 31, 2019	-
Interest expense - 2020	8,528
Repayments - 2020	(8,528)
Balance - December 31, 2020	$-

F-17

Note 8 – Commitments

Debt

The following represents the Company’s future minimum payments required under notes that have remaining terms in excess of one year at December 31, 2020:

2021	$33,861
2022	33,773
2023	25,136
2024	15,844
2025	133,280
Thereafter	150,000
Total notes payable	391,894
Less: current portion of notes payable	(33,861)
Notes payable - long term portion	$358,033

Also see Notes 4, 5, 6 and 7 regarding the Company’s debt obligations.

Operating Lease

We have entered into an operating lease agreement for our corporate headquarters. We account for leases in accordance with ASC Topic 842: Leases (“842”), which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating. We determine if an arrangement is a lease, or contains a lease, at inception and record the lease in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at commencement to determine the present value of lease payments except when an implicit interest rate is readily determinable. We determine our incremental borrowing rate based on market sources including relevant industry data.

We have a lease agreement with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

Our lease, where we are the lessee, does not include an option to extend the lease term. Our lease also includes an option to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease term would include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

F-18

Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense, included as a component of general and administrative expenses, in the accompanying statements of operations. Certain operating leases provide for annual increases to lease payments based on an index or rate, our lease has no stated increase, payments were fixed at lease inception. We calculate the present value of future lease payments based on the index or rate at the lease commencement date. Differences between the calculated lease payment and actual payment are expensed as incurred.

As of December 31, 2020 and 2019, respectively, the Company has no financing leases as defined in ASC 842, "Leases."

On December 1, 2018, the Company executed a twenty-five (25) month noncancellable lease for its office space.  The lease completed on December 31, 2020.  Subsequent to December 31, 2020, the Company only has a month to month operating lease, which is not subject to the guidance of ASC 842.

The tables below present information regarding the Company's operating lease asset and liability at December 31, 2020 and 2019, respectively:

	December 31, 2020	December 31, 2019
Assets

Operating lease - right-of-use asset - non-current	$-	$29,675

Liabilities

Operating lease liability	$-	$31,418

Weighted-average remaining lease term (years)	$-	1.00

Weighted-average discount rate	8%	8

The components of lease expense were as follows:

Operating lease costs

Amortization of right-of-use operating lease asset	$29,675	$29,675
Lease liability expense in connection with obligation repayment	1,378	$3,752
Total operating lease costs	$31,053	$33,427

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$31,418	$30,405

F-19

Note 9 – Stockholders’ Deficit

The Company has one (1) class of stock:

Common Stock

-	1,000,000,000 shares authorized
-	No par value
-	Voting at 1 vote per share

Note 10 – Subsequent Events

Increase in Authorized Shares and Forward Stock Split

On May 26, 2021, the Company increases its authorized shares from 1,000,000 to 1,000,000,000.

On July 7, 2021, the Company designated a par value of $0.001 per share of common stock.

On August 5, 2021, the Company effected an 8,000 to 1 forward stock split.  All share and per share amounts have been retroactively restated to the earliest period presented.

Issuance of Series A, Preferred Stock

On July 7, 2021, the Company designated 1,000,000 shares of the 1,000,000,000 as Series A, preferred stock, having a par value of $0.001/share.  This class of stock entitles the holder to super voting rights, resulting in the ability to control the Company. The Company issued 101 shares to the Company’s Chief Executive Officer in exchange for services rendered, having a fair value of $100.

Series A, Preferred Stock

-	1,000,000 shares authorized, 101 shares issued and outstanding
-	$0.001 par value
-	Redemption rights – none
-	Dividend rights – none
-	Liquidation rights – none
-	Senior to the authorized, issued and outstanding shares of common stock
-	Voting control through super voting rights, calculated as follows:

F-20

Total issued and outstanding common stock multiplied by 0.019607 divided by 0.49, minus the numerator multiplied by total Series A, preferred stock held.

For example, at the time of issuance on July 7, 2021:

Shares issued and outstanding	80,000,000
Ratio	0.019607

Numerator	1,568,560

Divided by	0.49

3,201,143

Less: the numerator	(1,568,560)

Votes held per share of Series A, preferred stock	1,632,583

Shares issued and outstanding	101

Total votes as of July 7, 2021	164,890,869

PPP Loan

On February 15, 2021, the Company received a new five (5) year PPP loan for $102,367.  The loan matures on February 15, 2026, bears interest at 0.98%, and is unsecured.

Forgiveness of PPP Loan

On April 6, 2021, the Company’s SBA loan of $125,000 and related accrued interest of $1,156.94 were forgiven.

F-21

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description	Filing Date

2.1	Amended Articles of Incorporation and Amendments Thereto	Filed herewith
2.2	Bylaws	Filed herewith
3.1	Specimen Stock Certificate	Filed herewith
3.2	Subscription Agreement	Filed herewith
11.1	Consent of Auditors	Filed herewith
12.1	Opinion of JDT Legal, PLLC	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Monte on August 20, 2021.

(Exact name of issuer as specified in its charter):	Sky Limit Venture, Corp.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Mark Senelath
Title:	Mark Senelath, Chief Executive Officer (Principal Executive Officer)
(Date):	August 20, 2021

/s/ Linda Senelath
Title:	Linda Senelath, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
(Date):	August 20, 2021

SIGNATURES OF DIRECTORS:
/s/ Mark Senelath	August 20, 2021
Mark Senelath	Date

III-2